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                                                                    EXHIBIT 24.1



                             SECRETARY'S CERTIFICATE
                         UNITED SECURITY BANCORPORATION



        I certify that I am the Secretary of United Security Bancorporation ("USBN"), located in Spokane, Washington, and that I have been duly elected and am presently serving in that capacity in accordance with the Bylaws of USBN.

        I further certify that:

        Attached as Exhibits A and B are full, true and correct copies of resolutions passed and adopted by a majority of the Board of Directors of USBN at meetings of the Board duly held and convened on November 10, 1998 and December 11, 1998, respectively.

        The attached resolutions are in full force and effect and have not been revoked or rescinded as of the date hereof.


        IN WITNESS WHEREOF, I have affixed my signature as of this 11th day of December, 1998.



                                       /s/ Jacqueline Bernard
                                       -----------------------------------------
                                       Jacqueline Barnard, Secretary



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                                 RESOLUTIONS OF
                           THE BOARD OF DIRECTORS OF
                         UNITED SECURITY BANCORPORATION

                       (For Meeting of November 10, 1998)

                                    RECITALS

1. The Board of Directors ("Board") and Senior Management of United Security Bancorporation ("Management" and "USBN" respectively) have considered at some length the proposed merger ("Merger") of Bancwest Financial Corporation ("Bancwest") with and into USBN.

2. The Board previously authorized Management to prepare and negotiate (with the advice of its financial and legal advisors) a definitive agreement with Bancwest, consistent with the Term Sheet developed between the parties, for presentation to the Board of USBN for its formal consideration.

3. Each director has received, in advance of the meeting, a detailed package of information concerning the proposed transaction, including a draft (dated November 5, 1998) of the proposed merger agreement and lock-up option agreement, as well as related summary memos prepared by legal counsel, and other documents and memoranda relating to the Merger.

4. The Board has considered and discussed the proposal for the Merger as set forth in the draft presented at this meeting and has determined that it is in the best interests of USBN to proceed with the proposed transaction.

                                  RESOLUTIONS

                         [AGREEMENT AND PLAN OF MERGER]

1. The Agreement and Plan of Merger ("Plan"), substantially in the form presented to and discussed at this meeting, and the transactions it contemplates whereby Bancwest will be merged into USBN and Bancwest's wholly owned subsidiary, Bank of the West, will become a wholly-owned subsidiary of USBN, are approved.

2. The Proper Officers, or any one of them, are authorized to execute and deliver the Plan substantially in the form presented to and discussed at this meeting, with such non-material amendments, deletions or additions as are acceptable to the Proper Officers with the advice of legal counsel.

                            [STOCK OPTION AGREEMENT]

1. The Stock Option Agreement ("Option Agreement"), substantially in the form presented to and discussed at this meeting, and the transactions it contemplates, are approved.



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2.   The Proper Officers, or any one of them, are authorized to execute and deliver the Option Agreement substantially in the form presented to and discussed at this meeting, with such non-material amendments, deletions or additions as are acceptable to the Proper Officers with the advice of legal counsel.

                      [DIRECTOR NONCOMPETITION AGREEMENT]

1. The form of Director NonCompetition Agreement between the directors of Bancwest and USBN is approved.

2. The Proper Officers, or any one of them, are authorized and directed to execute such Agreement substantially in the form presented to and discussed at this meeting, with such non-material amendments, deletions or additions as are acceptable to the Proper Officers after review by legal counsel.

                      [EMPLOYMENT AGREEMENT OF WES COLLEY]

1. The form of Employment Agreement between Bank of the West and Wes Colley is approved.

2. The Proper Officers, or any one of them, are authorized and directed to execute such Agreement substantially in the form presented to and discussed at this meeting, with such non-material amendments, deletions or additions as are acceptable to the Proper Officers after review by legal counsel.

                [PREPARATION OF APPLICATIONS AND REGISTRATIONS]

1. The Proper Officers are authorized and directed to prepare and file, with the assistance of legal counsel and independent accountants, all necessary applications, notices, waivers, agreements and other related documents, as appropriate, with the Washington Department of Financial Institutions, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, and such other regulatory agencies as such officers, on the advice of counsel, deem necessary or appropriate to comply with applicable statutes, rules and regulations.

2. The Proper Officers are authorized and directed to prepare and file, with the assistance of legal counsel and independent accountants, with the Securities and Exchange Commission ("SEC"), a Registration Statement on Form S-4 (the "Registration Statement"), and all exhibits, amendments, supplements, and other related documents, as necessary to cause the Registration Statement to become effective.


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                              [POWER OR ATTORNEY]

        Each of the officers of USBN who may be required to sign and execute the Registration Statement or any amendment thereto or related documents, is authorized to execute a Power of Attorney, appointing the Proper Officers or any of them individually, to act as his/her true and lawful attorney or attorneys, to sign in his/her name, place and stead, in any such capacity, the Registration Statement and all amendments and other related documents, and to file the same with the SEC.


                        [ADDITIONAL LISTING APPLICATION]

        The Proper Officers of USBN, with the assistance of counsel, are authorized to execute and file with the Nasdaq National Market, Inc. ("Nasdaq") a Notification Form for Listing of Additional Shares ("Notification") and such other documents, and any necessary amendments thereto, and to take any and all such actions as they deem necessary or appropriate to effect the additional listing of the shares with Nasdaq in connection with the issuance of shares in the Merger, including the payment of such filing fees as may be deemed payable for the filing of the Notification.


                                [MISCELLANEOUS]

1.   For purposes of these Resolutions, the proper officers of USBN are:
     William C. Dashiell -- Chairman of the Board, Richard C. Emery -- President and Chief Executive Officer, and Chad Galloway -- Vice President and Chief Financial Officer, requiring any two of them acting together, to have the power to act on behalf of USBN.

2. The Proper Officers, or nay of them acting alone, are authorized and directed to take such other actions as may be necessary, advisable, convenient, or proper to carry out the intent of these Resolutions, to fully perform the provisions of the Plan (including the execution of any necessary or appropriate consents), and to comply with all applicable laws, rules and regulations.



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                              PROPOSED RESOLUTIONS
                          OF THE BOARD OF DIRECTORS OF
                         UNITED SECURITY BANCORPORATION

                       (For Meeting of December 11, 1998)


     1. The Board of Directors ("Board") of United Security Bancorporation ("USBN"), has previously approved a definitive Merger Agreement providing for the acquisition ("Acquisition") of Bancwest Financial Corporation ("BFC"), a bank holding company headquartered in Walla Walla, Washington.

     2. At that meeting, the Board authorized the proper officers of USBN, with the assistance of legal counsel and independent accountants, to prepare and file with the Securities and Exchange Commission ("SEC"), a Registration Statement on Form S-4 ("Registration Statement"), and all related exhibits, amendments, supplements, and other documents, as may be necessary to cause the Registration Statement to become effective.

     3. Each Director has received prior to this meeting and reviewed a draft copy of the Registration Statement dated December 8, 1998, and desires to take the necessary actions to facilitate filing the Registration Statement with the SEC, and to set the special meeting date whereby the shareholders of USBN will vote to approve the Acquisition.


                                  RESOLUTIONS

                      [APPROVAL OF REGISTRATION STATEMENT]

     A. The Board hereby approves the Registration Statement, substantially in the form presented to and discussed at this meeting, with such amendments, deletions or additions as are acceptable to the proper officers after review by legal counsel, and authorizes the filing of the Registration Statement with the SEC, and to file any required amendments thereto.


                            [RESERVATION OF SHARES]

     B. The Board hereby approves the reservation of up to 1,900,000 shares of the no par value common stock of USBN, to be issued to shareholders of BFC, in exchange for shares of BFC, under the terms and pursuant to the exchange ratio set forth in the Agreement.



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                       [SPECIAL MEETING OF SHAREHOLDERS]

     C. The Special Meeting of the Shareholders of USBN will be held at The Quality Inn Oakwood, North 7919 Division, Spokane, Washington, on Wednesday, January 27, 1999, at 7:00 p.m. local time, for the purpose of (i) approving the Agreement and Plan of Merger dated as of November 10, 1998, between USBN, BFC and Bank of the West; and (ii) such other matters as may properly come before the meeting.

     D. The record date for establishing those shareholders of record entitled to vote at the Special Meeting of Shareholders shall be December 21, 1998. The proper officers of USBN, after consultation with the Executive Committee, are authorized to change the meeting and record date to accommodate any delays caused by SEC review of the Registration Statement.


                                [MISCELLANEOUS]

     E.   For purposes of these Resolutions, the proper officers of USBN are:
          William C. Dashiell--Chairman of the Board, Richard C.
          Emery--President and Chief Executive Officer, and Chad Galloway--Vice President and Chief Financial Officer, requiring any two of them acting together, to have the power to act on behalf of USBN.

     F. The proper officers of USBN are authorized and directed to take any other steps as may be necessary, advisable, convenient, or proper to carry out the intent of these Resolutions, to fully perform the provisions of the Agreement (including the execution of any necessary or appropriate consents), and to comply with all applicable laws, rules and regulations.



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